UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2013

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 East 55th Street, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, The Huff Alternative Fund ("Huff"), the holder of Circle Entertainment Inc.’s (the "Company") single share of outstanding Non-Voting Designated Preferred Stock (the "Designated Preferred Stock"), sold its equity interests in the Company, including the share of Designated Preferred Stock, to TS2013 LLC, an affiliate of Brett Torino, a greater than 10% stockholder of the Company, as reported in the Schedule 13D/Amendment No. 22 filed by, among others, Mr. Torino with the Securities and Exchange Commission on October 3, 2013.

As a result of the foregoing sale, in accordance with the Certificate of Designation of the Designated Preferred Stock, the Company has exercised its right to convert the share of Designated Preferred Stock into one share of Company common stock effective September 30, 2013.

The right of the holder of the Designated Preferred Stock to appoint one member to the Company’s Board of Directors terminated upon its conversion into one share of Company common stock. Therefore, effective September 30, 2013, Bryan Bloom, who was serving as a member of the Company’s Board of Directors as the designee of the holder of the Designated Preferred Stock, resigned as a member of the Company Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

October 3, 2013	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary